SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K


CURRENT REPORT PURSUANT TO SECTION
13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934.



Date of report (Date of earliest event reported): June 4, 2002



Commission File No. 0-22273




Sonic Jet Performance, Inc.
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(Exact Name of Registrant as Specified in Its Charter)


           Colorado                               					    84-1383888
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(State or Other Jurisdiction of          			(I.R.S. Employer identification No.)
 Incorporation or Organization)

15662 Commerce Lane, Huntington Beach, CA.     92649
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(Address of principal executive offices)                     (ZIP Code)


(714) 895-0944
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(Registrant's Telephone Number, Including Area Code)


Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)











ITEM 1.           CHANGE IN CONTROL OF REGISTRANT

                           NONE


ITEM  2.          ACQUISITION OR DISPOSAL OF ASSETS

  	On Wednesday, May 22, 2002, Sonic Jet Performance
Signed a Letter of Intent with Technical Solutions Group pursuant to which Technical Solutions Group, Inc. a Nevada
Corporation ("TSG") will be sold to Sonic Jet Performance,
Inc., a Colorado corporation ("Sonic") by Garth Barrett, n individual, and TS Group, LLC, a Texas Limited Liability
Company ("Shareholders").

Sonic will acquire from Shareholders, 24,000 shares of the common stock of TSG, representing One Hundred percent (100%) of TSG. TSG manufactures a line of specialty vehicles for the military and law enforcement markets. Sonic and Shareholders agree that the structure for the acquisition of TSG shares by Sonic will be deemed a tax-free transaction. In Consideration for the shares Sonic shall deliver to TSG (a) Six million (6,000,000 ) million shares of Sonic common stock, (b) Two hundred thousand ($200,000) of working capital within fifteen (15) days of closing and (c) Two hundred thousand ($200,000) of working capital within 45 days from closing.


ITEM  3.          BANKRUPTCY OR RECEIVERSHIP

                           NONE


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTING

                           NONE


ITEM 5.  OTHER EVENTS

                           NONE


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS


         		    NONE


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.


(b) Pro forma financial information:

The financial statements required by this item are not included herewith and will be filed within 60 days of the required filing date of this Form 8-K.

(c) Exhibits:

2.1 Letter of Intent among Technical Solutions Group, Inc.
a Nevada Corporation ("TSG"), Sonic Jet Performance, Inc., a Colorado corporation ("Sonic"), Garth Barrett, an individual, and TS Group, LLC, a Texas Limited Liability Company
("Shareholders").

99.1 News Release of Sonic Jet Performance dated May 29, 2002.


ITEM 8.  CHANGE IN FISCAL YEAR

         None.


ITEM 9.  REGULATION FD DISCLOSURE

         None.








                                   SIGNATURES

         Pursuant to the requirements of the
Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by theTundersigned, thereunto duly authorized.

     SONIC JET PERFORMANCE, INC.

     By: /s/ Madhava Rao Mankal
         -----------------------------------
	 Date:  June 4, 2002
            Madhava Rao Mankal,
            Chief Financial Officer/Secretary